                                                                    EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 333-39916, 333-45554, 333-62842 and 333-85226)
and in the Registration Statements on Form S-8 (Numbers 33-66580, 33-83398, 33-95968, 333-10837, 333-41179, 333-58053, 333-51724, 333-72642 and 333-87048)
of Bell Microproducts Inc. of our report dated February 17, 2003, except for
Note 15, which is as of March X, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 28, 2003

                                       66